                                                                   EXHIBIT 10.30



                     SOFTWARE LICENSE AND SERVICES AGREEMENT

        This Software License and Services Agreement ("Agreement") is between E.piphany, Inc., a Delaware corporation ("E.piphany") and eGroups, Inc., a Delaware corporation ("Customer.") The terms of this Agreement shall apply to each Application license granted and to all services provided by E.piphany under this Agreement, which will be identified on one or more Order Forms.

I.      DEFINITIONS

1.1. "APPLICATION" means the software application(s) in object code form distributed by E.piphany for which Customer is granted a license pursuant to this Agreement, and Updates therefore.

1.2. "COMMENCEMENT DATE" means the date on which the Applications are delivered by E.piphany to Customer, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.3 "DESIGNATED SYSTEM" means the computer hardware and operating system designated on the relevant Order Form

1.4 "DOCUMENTATION" means the user guides and manuals for installation and use of the Application.

1.5 "ORDER FORM" means the document attached as Exhibit A in hard copy or electronic form by which Customer orders Application licenses and services, and which is agreed to and signed by the parties. Each Order Form shall reference the Effective Date of this Agreement.

1.6     "SOLUTION" means the Technical Support and consulting services.

1.7 "TECHNICAL SUPPORT" means the application support services provided under E.piphany's policies in effect on the date Technical Support is ordered.

1.8. "UPDATE" means a subsequent release of the Application that E.piphany generally makes available for Application licensees at no additional license fee other than media and handling charges provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product that E.piphany licenses separately

II.     LICENSE

2.1.    RIGHTS GRANTED


We have requested confidential treatment of this exhibit pursuant to Rule 406, promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended.

        A. E.piphany grants to Customer a nonexclusive license to use the Application(s) specified on an Order Form under this Agreement and Documentation as follows:

               i. to use the Applications solely for Customer's operations on the Designated System and on a backup system which may run simultaneously with the Designated System, consistent with the use limitations specified or referenced in this Agreement, an Order Form, or the Documentation;

               ii. to use the Documentation provided with the Applications in support of Customer's use of the Applications as authorized under this Agreement;

               iii. to copy the Applications for archival or backup purposes, and to make a sufficient number of copies for the use specified in the Order Form. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies; and

               iv. to allow third parties to use the Applications for Customers operations so long as Customer ensures that use of the Applications is in accordance with the terms of this Agreement.

        B. Customer shall not copy or use the Applications or Documentation except as specified in this Agreement or an Order Form. Customer shall have no right to use any other software applications that may be delivered with ordered Application(s). Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of Applications, except to the extent required to obtain interoperability with other independently created software or as specified by law. Customer may not relicense, rent or lease the Applications or use Applications for third-party training, commercial time-sharing or service bureau use.

        C. E.piphany shall retain all title, copyright and other proprietary rights in the Applications. Customer does not acquire any rights, express or implied, in the Applications, other than those specified in this Agreement.

2.2.    TRANSFER AND ASSIGNMENT

        A. Customer may transfer an Application license within its organization provided Customer gives reasonable prior notice to E.piphany.

        B. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other (which will not be unreasonably withheld or delayed), provided however that either party may assign this
               Agreement: (1) to a transferee of substantially all of the business operations of such party (whether by asset sale, stock sale, merger, reorganization, operation of law, or otherwise) unless such entity is a competitor of the other party, or (2) to any entity that is controlled by, or is under common control with, such party. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of any of the parties to this Agreement. Any attempt to assign this Agreement other than as permitted above will be null and void.

2.3.    VERIFICATION

        At E.piphany's written request, not more frequently than annually, Customer shall furnish E.piphany with a signed certification verifying that the Applications are being used pursuant to the provisions of this Agreement and applicable Order Forms. E.piphany may audit Customer's use of the Applications. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to E.piphany, Customer shall be invoiced for such underpaid fees and shall also pay E.piphany for the cost of the audit if the underpayment exceeds 5% of fees due during the audited period. Audits shall be conducted no more than once annually.

III.    TECHNICAL SERVICES

3.1.    TECHNICAL SUPPORT SERVICES

        Technical Support services may be ordered by Customer in the Order Form and will be provided under E.piphany's Technical Support terms and conditions in effect on the date Technical Support is ordered. A copy of E.piphany's current Technical Support terms and conditions are attached hereto as Exhibit B and incorporated herein.

3.2.    CONSULTING AND TRAINING SERVICES

        E.piphany will provide consulting and training services agreed to by the parties under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing.

3.3.    INCIDENTAL EXPENSES

        For any on-site services requested by Customer, Customer shall reimburse E.piphany for actual, reasonable travel and out-of-pocket expenses approved in advance by Customer.



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IV.     TERM AND TERMINATION

4.1.    TERM

        If not otherwise specified on the Order Form, this Agreement and each Application license granted under this Agreement shall continue perpetually unless terminated under this Article IV.

4.2.    TERMINATION BY CUSTOMER

        Customer may terminate any Application license at any time; however, termination shall not relieve Customers obligations specified in Section 4.4.

4.3.    TERMINATION BY E.PIPHANY

        E.piphany may terminate this Agreement or any Application license upon written notice if Customer materially breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach.

4.4.    EFFECT OF TERMINATION

        Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor, shall such termination relieve Customer's obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form. The parties' rights and obligations under Sections 2.1.B, 2.1.C, and 2.2.B, and Articles IV, V, VI, and VII (excluding Section 7.3) shall survive termination of this Agreement. Upon termination, Customer shall cease using, and shall return or destroy, all copies of the applicable Applications.

V.      INDEMNITY, WARRANTIES, REMEDIES

5.1.    INFRINGEMENT INDEMNITY

        E.piphany will defend and indemnify Customer against any, cost, expense (including reasonable attorneys fees incurred as a result of any third party claim that the Applications infringe a copyright, patent, trade secret or other intellectual property right, provided that: (a) Customer notifies E.piphany in writing within thirty (30) days of the claim; (b) E.piphany has sole control of the defense and all related settlement negotiations; and (c) Customer provides E.piphany with the assistance, information and authority necessary to perform E.piphany's obligations under this Section. E.piphany will reimburse Customer's reasonable out-of-pocket expenses incurred in providing such assistance. E.piphany shall have no liability for any claim of infringement based on use of a superseded or altered release of the Applications if the infringement would have been avoided by the use of a current unaltered release of the Applications provided that E.piphany has provided such release prior to the date of alleged infringement without charge to Customer.



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

        If the Applications are held or believed by E.piphany to infringe, E.piphany shall have the option, at its expense, to (a) modify the Applications to be noninfringing; or (b) obtain for Customer a license to continue using the Applications. If it is not commercially reasonable to perform either of the above options, (then E.piphany may terminate the license for the infringing Applications and refund the license fees paid for the Applications, prorated over a five (5) year term from the date of this Agreement). THIS SECTION 5.1 STATES E.PIPHANY'S ENTIRE LIABILITY AND CUSTOMER'S EXCLUSIVE REMEDY FOR INFRINGEMENT.

5.2.    WARRANTIES AND DISCLAIMERS

        A.     APPLICATION WARRANTY

               E.piphany warrants for a period of one (1) year from the Commencement Date that each Application licensed will perform substantially as described in the Documentation (unless modified by a party other than E.piphany in which case this warranty is void.) E.piphany warrants for a period of one (1) year from the delivery of any Upgrade, Patch or Enhancement (as defined in this Agreement and the Technical Services Agreement) that such Upgrade, Patch or Enhancement will perform substantially as described in the Documentation therefore if any.

        B.     MEDIA WARRANTY

               E.piphany warrants the tapes, diskettes or other media to be free of material defects in materials and workmanship under normal use for ninety (90) days from the Commencement Date.

        C.     SERVICES WARRANTY

               E-piphany warrants that its Technical Support, training and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for ninety (90) days from performance of service.

        D.     YEAR 2000 WARRANTY

               E.piphany warrants that Applications will be Year 2000 Compliant. "Year 2000 Compliant" means that Applications will perform without error, loss of data or loss of functionality arising from any failure to process, calculate, compare or sequence date data accurately if all associated products, such as hardware, software and firmware, used in combination with Applications properly exchange date data with Applications. In addition, Year 2000 Compliant Applications will not cause any associated products or systems in which they may be used to fail in any of the ways described above. THIS WARRANTY SHALL NOT APPLY TO ANY THIRD PARTY PRODUCTS USED IN COMBINATION WITH APPLICATIONS.



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

        E.     DISCLAIMERS

               THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF AND E.PIPHANY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. E.PIPHANY DOES NOT WARRANT THAT THE APPLICATIONS WILL OPERATE IN COMBINATIONS OTHER THAN AS SPECIFIED IN THE DOCUMENTATION OR THAT THE OPERATION OF THE APPLICATIONS WILL BE UNINTERRUPTED OR ERROR-FREE. PRE-PRODUCTION RELEASES OF APPLICATIONS, COMPUTER-BASED TRAINING PRODUCTS ARE DISTRIBUTED "AS IS."

5.3.    EXCLUSIVE REMEDIES

        For any breach of the warranties contained in Section 5.2, Customers exclusive remedy, and E.piphany's entire liability, shall be:

        A.     FOR APPLICATIONS

               The correction of Application errors that cause breach of the warranty, or if E.piphany is unable to make the Application operate as warranted, Customer shall be entitled to terminate the Application license and recover the fees paid to E.piphany for the Application license.

        B.     FOR MEDIA

               The replacement of defective media returned within ninety (90) days of the Commencement Date.

        C.     FOR SERVICES

               The reperformance of the services, or if E.piphany is unable to perform the services as warranted, Customer shall be entitled to recover the fees paid to E.piphany for the unsatisfactory services.

5.4     ACKNOWLEDGEMENT

        Customer acknowledges that: (i) Customer has requested that E.piphany integrate the Applications with software and systems owned or licensed by Customer; (ii) Customer has valid existing rights to any and all such third party software and systems; (iii) E.piphany is not an agent or otherwise acting on behalf of any such third party licensor; and (iv) except pursuant to the indemnification provided above, Customer will not sue or seek to hold E.piphany liable for any third party claim that such integration activities violate such third party's patent, copyright or other right in such software or systems.

VI.     PAYMENT PROVISIONS

6.1.    INVOICING AND PAYMENT



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

        All undisputed fees shall be due and payable thirty (30) days from receipt invoice date. Any amounts payable by Customer hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1% per month from the due date until such amount is paid. Customer agrees to pay applicable media and shipping charges. Customer shall issue a purchase order, or alternative document acceptable to E.piphany, on or before the Effective Date of the applicable Order Form.

6.2.    TAXES

        The fees listed in this Agreement do not include taxes; if E.piphany is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Customer's use of the Solutions or training, then such taxes shall be billed to and paid by Customer. This Section shall not apply to taxes based on E.piphany's income. E.piphany shall deliver the Applications and Documentation in electronic form.

VII.    GENERAL TERMS

7.1.    NONDISCLOSURE

        By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Applications, Documentation, the terms and pricing under this Agreement, all information clearly identified as confidential, a parties' code, processes, architecture and any other information that may be accessed by a party hereunder that should reasonably be deemed as confidential. A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party without reference to the Confidential Information. Customer shall not disclose the results of any benchmark tests of the Applications to any third party without E.piphany's prior written approval.

        The parties agree to hold each others Confidential Information in confidence for a period of five years after disclosure of the Confidential Information or for a period of two years after termination of this Agreement, whichever is earlier. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

7.2.    GOVERNING LAW AND JURISDICTION



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

        This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California without reference to conflicts of laws principles. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Mateo County, California. E.piphany and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

7.3     PUBLICITY.

        Upon execution of the Agreement, E.piphany shall be entitled to represent that Customer is a customer, disclose that the parties have entered into an Agreement to the extent necessary to comply with SEC requirements and issue a press release mutually acceptable to the parties.

7.4.    NOTICES

        All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Customer) or to the E.piphany address on the Order Form (if to E.piphany).

        To expedite order processing, Customer agrees that both parties may treat documents faxed one to the other as original documents; nevertheless, either party may require the other to exchange original signed documents.

7.5.    LIMITATION OF LIABILITY

        EXCEPT FOR E.PIPHANY'S OBLIGATIONS UNDER SECTION 5.1 (INFRINGEMENT INDEMNITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY'S LIABILITY FOR DAMAGES HEREUNDER SHALL EXCEED THE AMOUNT OF FEES PAID BY CUSTOMER UNDER THIS AGREEMENT.

        The provisions of this Agreement allocate the risks between E.piphany and Customer. E.piphany's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.6.    SEVERABILITY

        If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

7.7.    WAIVER



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

        The waiver by either party of any default of breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of E.piphany's proprietary rights in the Applications, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of the action has accrued.

7.8.    EXPORT ADMINISTRATION

        Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Applications nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

7.9.    ENTIRE AGREEMENT

        This Agreement constitutes the complete agreement between the parties and supercedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

        It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Customer purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of E.piphany-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.

7.10.   FORCE MAJEURE

        Neither party shall be liable to the other for any delay or failure to perform any obligation under this Agreement if the delay or failure is due to circumstances beyond the reasonable control of the non-performing party.


THE EFFECTIVE DATE OF THIS AGREEMENT SHALL BE MARCH 3, 2000.


Executed by eGroups, Inc.:                   Executed by E.piphany, Inc.:


Authorized Signature:                        Authorized Signature:
                     --------------                               --------------
Name:                                        Name:
      -----------------------------                -----------------------------

Title:                                       Title:
      -----------------------------                -----------------------------
Address: 2688 Middlefield Road               Address: 1900 Norfolk Street
San Mateo, CA 94403                          Ste. 310 Redwood City, CA 94063

                                    EXHIBIT A

                                   Order Form

This Order Form to the Software License and Services Agreement ("Order Form") is made between E.piphany, Inc. ("E.piphany") and eGroups, Inc. ("Customer.") This Order Form is part of the Software License and Services Agreement between the parties dated March 3, 2000 ("Agreement"). It is expressly agreed that the terms of the Agreement and the Order Form shall supersede the terms in any Customer purchase order or other ordering document. The Agreement and the Order Form shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of E.piphany furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.

1.      Agreement Effective Date: March 3, 2000

2.      Order Form Effective Date: March 3, 2000

3.      Licenses/Services Support:


--------------------------------------------------------------------------------
                           ITEM                                         PRICE
--------------------------------------------------------------------------------
Current E.4  Tier 1 Reporting and Analysis Program

        BBB - Sales Reporting Analysis & application

        Channel Sell Through Management application

        Call Center Reporting & Analysis application

        Customer Profitability application

Current E.4 Tier 1 Distributed Database Marketing Programs

        Loyalty Program Management application

        Campaign Performance Measurement application

Current E.4 Tier 2 Distributed Database Marketing Programs

        Cross-Sell/Up-Sell application

        Attrition Management application

        Customer Acquisition application

Current E.4 Tier 3 E-Commerce Programs

        E-Commerce Campaigns application

Current E.4 Tier 4 E-Mailer application
        Subtotal                                                      [ * ]

Name Users - 15 Names Users for Tier 1-4 applications                 [ * ]

Extractors (unlimited)                                                [ * ]

Current Realtime Personalization Campaign Management

An * indicates that information has been redacted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Programs
        RTM Server (4CPUs)                                            included

        Web Point (4CPUs)

        Control Center (5 Users)

        Campaign Workshop (5 Users)

        Subtotal License and Per Seat                                 $[*]

        Less Discount                                                 $[*]

        Total License                                                 $[*]

First Year Enterprise Support (at 18%)                                $[*]

Training (2 persons for 5 days at $500 each)                          included

Professional Services (Phase 1 implementation services
described in attached Statement of Work)                              $[*]

        Total                                                         $[*]

Unless otherwise specified, all Software Licenses listed above are licensed for UNIX Applications and the application release generally available as of the Order Form Effective Date.

3.1. Technical Services. Technical Support Services fees shall be subject to change by E.piphany from time to time upon ninety (90) days' written notice to Customer; provided, however, for the second, third and fourth year terms of the Agreement, E.piphany shall not increase the Technical Support Fees payable by Customer in excess of nine percent (9%) over the prior year's fees. After the first year term of the Agreement, Technical Services fees shall be due net thirty (30) days from the first day of the applicable Technical Services term.

3.2 Expenses. The professional services fees are exclusive of actual, reasonable travel and out-of-pocket expenses for which Customer shall reimburse E.piphany.

4.0 Designated System: 1 server with Oracle UNIX Database Server, MS ISS Application Server; 2688 Middlefield Road, Redwood City, CA 94063

4. Notice Addresses:

Customer Contact                                 E.piphany, Inc.
Jiff Winner & Rikk Carey                         Director of Legal Affairs
VP, Engineering                                  E.piphany, Inc.
eGroups, Inc.                                    1900 S. Norfolk St., Suite 310
2688 Middlefield Road                            San Mateo, CA  94403
Redwood City, CA  94063                          650-356-3800 (phone)
650-868-3158 (phone)                             650-356-3907 (fax)
650-303.8260 (phone)
__________ 650-216-3999 (fax)

An * indicates that information has been redacted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Technical                                        Technical
Rikk Carey                                       Director, Technical Support
VP, Engineering                                  E.piphany, Inc.
eGroups, Inc.                                    1900 S. Norfolk St., Suite 310
2688 Middlefiled Road                            San Mateo, CA  94403
Redwood City, CA  94063                          650-356-3800 (phone)
650-303-8260 (phone)                             650-356-3801 (fax)
650-216-3399 (fax)


6. Technical Support. Notwithstanding anything to the contrary in Exhibit B, E.piphany shall provide 7 x 24 support for Realtime Personalization and respond with in two (2) hours for Critical Errors for such programs.

7. Payment Terms: all fees set forth above are due and payable in three equal installments of $[*] as follows:

               Net 30 days from Effective Date of the Agreement
               Net 60 days from Effective Date of the Agreement
               Net 90 days from Effective Date of the Agreement

8. Marketing. As a partial consideration for the license and net fees charged to Customer, Customer agrees that, immediately upon execution of the Agreement, Customer will participate in a joint release with E.piphany regarding the Agreement which shall not be released prior to obtaining written approval from Customer (such approval not to be unreasonably withheld or delayed); and thereafter, Customer will allow E.piphany to use it as a reference account for marketing purposes, including (i) allowing E.piphany to reference Customer on its reference account customer lists in print and on its website; (ii) providing quotes for E.piphany's press releases and website, subject to Customer's prior review and approval of text; and (iii) participating in four (4) pre-approved reference conference calls and one (1) site visit per month.


Executed by eGroups, Inc.:                         Executed by E.piphany, Inc.:


Authorized Signature:                        Authorized Signature:
                     --------------                               --------------
Name:                                        Name:
      -----------------------------                -----------------------------

Title:                                       Title:
      -----------------------------                -----------------------------
Address: 2688 Middlefield Road               Address: 1900 Norfolk Street
San Mateo, CA 94403                          Ste. 310 Redwood City, CA 94063


An * indicates that information has been redacted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

            EXHIBIT B Technical Support Services Terms and Conditions

These Technical Support Terms and Conditions ("Terms") are referenced in and incorporated into the Software License and Service Agreement ('Agreement") between E.piphany, Inc. ("E.piphany") and eGroups, Inc. ("Licensee.") Upon reasonable notice, E.piphany reserves the right to modify the Terms under which it provides Support Services to reflect current market conditions.

1.0. DEFINITIONS. Unless otherwise defined in the Terms, the capitalized terms used herein shall have the same meaning as set forth in the Agreement and applicable Schedule.

1. 1. "Critical" means an Error that: (1) renders the Software inoperative; or
(2) causes the Software to fail catastrophically.

1.2. "Dial In Access" means direct connection to the designated System, via PPTP, SLIP/PPP, direct TCP/IP, or other such point-to-point network access.

1.3. "Enhancement" means technical or functional additions to the Software to improve software functionality and/or operations. Enhancements are delivered with new releases of the Software.

1.4. "Error" means a malfunction in the Software that degrades the use of the Software.

1.5. "Major" means an Error that seriously affects performance of the Software, but does not prohibit Licensee's use of the Software.

1.6. "Minor" means an Error that causes only minor impact to the use of the Software.

1.7. "Patch" means the repair or replacement of source or object or executable code versions of the Software to remedy an Error.

1.8. "Previous Sequential Release" means a release of the Software for use in a particular operating environment that has been replaced by a subsequent release of the Software in the same operating environment. E.piphany will support a Previous Sequential Release for a period of one hundred eighty (180) days after the release of the subsequent release. Multiple Previous Subsequent Releases may be supported at any given time.

1.9. "Schedule" means the schedule set forth in the Order Form that describes when the Services will be provided.

1.10. "Site" means the single centralized location set forth in the Schedule where E.piphany will provide the Support Services.

1.11 "Software" means the application software programs licensed to Licensee under the Agreement.

1.12. "Support Services" means the maintenance and support services described herein.

1.13. "System" means the computer running the E.piphany application server and E.piphany database server.

1.14. "Update" means all published revisions to the Documentation and one (1) copy of the new release of the Software that are not designated by E.piphany as new products for which it charges separately

1.15. "Workaround" means a change in the procedures followed or data supplied, to avoid an Error without significantly impairing performance of the Software.

2.0. COVERAGE. In consideration for Licensee's payment of the applicable Support Services fees to E.piphany, E.piphany will provide Licensee with the Support Services for the Software for the Site. Only designated Licensee employees may contact E.piphany to receive the Support Services. Licensee may acquire Support Services for additional Licensee sites by paying to E.piphany the applicable annual fee.

3.0. E.PIPHANY SOFTWARE MAINTENANCE AND SUPPORT SERVICE OFFERINGS. E.piphany offers the following two (2) levels of Annual Support Services for its Products:

Enterprise Support                           Priority Enterprise Support
2 named contacts, 2 backup contacts          Hot Line 6AM - 6PM Pacific
1st call log via web only                    Down System Hot Line 7 x 24
Patches                                      4 named contacts, 2 backup contacts
Updates and Enhancements                     1st call log phone or web
Priority Levels: Urgent, Major and Minor     Patches
                                             Updates and Enhancements Priority
                                             Levels: All


Regardless of the level of support, E.piphany will periodically issue Patches, Updates, and Enhancements to improve the operation of Software. All Patches, Updates and Enhancements provided to Licensee are subject to the terms and conditions of the Agreement.

4.0. PRIORITY LEVEL OF ERRORS. E.piphany shall reasonably determine the priority level of Error in accordance with the following protocols: Critical: 4 Hour Response Time. E.piphany promptly initiates the following procedures: (1) assign E.piphany specialist(s) to correct the Error; (2) provide ongoing communication on the status of the correction; and (3) immediately begin to provide a Workaround or Patch.

Urgent: 8 Hour Response Time. E.piphany will:



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(1) assign a specialist to commence correction of the Error; and (2) provide escalation procedures as reasonably determined by E.piphany Support staff. E.piphany exercises all commercially reasonable efforts to include the Patch for the Error in the next Software Update release.

Major: 2 Day Response: E.piphany will:

(1) assign a specialist to commence correction of the Error; and (2) provide escalation procedures as reasonably determined by E.piphany support staff. E.piphany may include the Patch for the Error in the next Update.

Minor: 5 Day Initial Response Time/ Monthly Update Response. E.piphany may include the Patch for the Error in the next major Software release.

5.0. TELEPHONE SUPPORT. E.piphany provides telephone support concerning installation and use of the Software. Except for designated holidays, Priority Enterprise telephone support hours are Monday through Friday, 6:OOAM to 6:OOPM, Pacific Time. Telephone support is also available for Priority Enterprise customers 24 hours a day, 7 days a week for in-production customers who need to resolve downs problems outside of normal support hours.

6.0. DIAL IN ACCESS. To provide timely service, E.piphany requires that Licensee provide Dial-in Access to all systems covered under the Agreement. In the event Licensee does not provide Dial-in Access, E.piphany will not be held liable for failure to meet the response times set forth in Section 4 above. If Licensee does not provide Dial-in Access, E.piphany may, at its sole discretion, elect to provide on-Site support to Licensee for Errors reported by Licensee. In such case, Licensee will reimburse E.piphany for the reasonable travel and living expenses related to on-Site support activity.

7.0. ACCOUNT MANAGER. E.piphany may assign an Account Manager to assist with the on-going support relationship between E.piphany and Licensee. Licensee will reimburse E.piphany for the reasonable travel and living expenses of the Account Manager for on-Site support activity.

8.0. ECSWEB. ECSWeb is an on-line, self-service system that features postings by E.piphany and E.piphany Software users regarding technical and non- technical topics of interest. Licensee may access ECSWeb via the Internet. At Licensee's expense, Licensee is responsible for independently acquiring appropriate Internet access.

a. All Software maintenance releases and Patches may be delivered to Licensee through ECSWeb or by mail from E.piphany upon Licensee's written request. All information provided by E.piphany in ECSWeb is confidential and proprietary to E.piphany and shall only be used in connection with Licensee's use of the Software and informational communications with other ECSWeb participants. E.piphany reserves the right to modify information posted to ECSWeb. E.piphany shall have the right to publish and distribute only through ECSWeb in all languages and in association with Licensee's name any material or Software Applications provided by Licensee to ECSWeb. Licensee shall not use ECSWeb for advertising or public relations purposes and shall only submit information to ECSWeb which is owned by Licensee or which Licensee has third party permission to submit to ECSWeb for use by all other ECSWeb users,

b. In the interest of diminishing the exposure to software viruses, E.piphany tests and scans for software viruses all information entered by E.piphany prior to posting information to ECSWeb. Licensee shall also use a reliable virus detection system on any software or information posted to ECSWeb, utilize backup procedures, monitor access to ECSWeb, promptly notify E.piphany of any virus detected within Licensee's systems associated with ECSWeb and generally exercise a reasonable degree of caution when utilizing information from ECSWeb. E.piphany provides the ECSWeb "AS IS" and does not warrant that ECSWeb will operate without interruption or without errors. E.piphany reserves the right to modify or suspend ECSWeb service in connection with E.piphany's provision for Support Services.

9.0. FEES. The initial period of Support Services for the Site is included in the Agreement; thereafter, in the event Licensee elects to continue to receive Support Services, Licensee shall pay E.piphany the annual Support Services fee, as set forth in the Schedule. Support Services are billed on an annual basis, payable in advance. Licensee shall be responsible for all taxes associated with Support Services, exclusive of taxes based on E.piphany's income. Licensee's payment shall be due within thirty (30) days of receipt of the E.piphany invoice. In the event Licensee elects not to renew Support Services and subsequently requests Support Services, E.piphany shall reinstate Support Services only after Licensee pays E.piphany the then-current annual fee plus all cumulative fees that would have been payable had Licensee not suspended Support Services.

10. 0. TERM AND TERMINATION. Support Services shall be provided for the Initial Support Services Term as set forth in the Schedule, and shall be extended each additional year unless terminated by either party. Each one (1) year term shall commence on the anniversary of the Schedule Effective Date. Licensee may terminate the Support Services provisions at the end of the original term or at the end of any renewal term by giving E.piphany written notice at least ninety
(90) days prior to the end of any term. In the event Licensee fails to make payment pursuant to the section titled "Fees", or in the event Licensee breaches the Support Services provisions and such breach has not been cured within thirty
(30) days of written receipt of notice of breach, E.piphany may suspend or cancel Support Services without further notice.

11.0. EXCLUSIONS. E.piphany shall have no obligation to support:

A.    Altered, damaged or substantially modified software;

B. Software that is not the then-current release, or a Previous Sequential Release;



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C.    Errors caused by Licensee's gross negligence, hardware malfunction, or other causes beyond the reasonable control of E.piphany;

D. Software installed in a hardware or operating environment not supported by E.piphany; or

E.    Third party software not licensed through E.piphany.



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                                    EXHIBIT C

                                Statement of Work




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